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                                                                   EXHIBIT 10.97





                                    AMENDMENT


                                       TO


               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT





                  This AMENDMENT to AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of July 5, 2004, by and between RailAmerica, Inc., a Delaware corporation (the "COMPANY"), and Mr. Donald D.Redfearn (the "OFFICER").

                              W I T N E S S E T H:

                  WHEREAS, the Company has previously entered into that certain AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "EMPLOYMENT AGREEMENT"), effective as of January 1, 2002, with Officer, and the Company and Officer desire to amend same; and

                  WHEREAS, the Company and Officer wish the Employment Agreement, as amended in accordance herewith, to remain in effect in all other respects;

                  NOW THEREFORE, effective as of the date hereof, the Employment Agreement shall be amended as follows:.

                  1. Section 2 of the Employment Agreement shall be amended to change the words from "three hundred sixty-five (365)" to "ninety (90)" in the second sentence thereof. As so amended, the second sentence of Section 2 shall read as follows: "The Employment Period shall be extended automatically for one
(1) year periods after the initial term under this Agreement and after the end of each one-year period thereafter, so that there will be successive one-year terms of employment under this Agreement commencing on January 1, 2004, unless the Company or the Executive gives written notice of non-extension to the other party not less than ninety (90) days prior to the end of the Employment Period". The effect of this amendment to Section 2 will be to provide that the Company or the Executive may terminate the Employment Agreement by written notice to the other party on or before September 30 of each year.

                  2. Section 9(a)(ii) of the Employment Agreement shall be amended to delete the words "resulting in material harm to any member of the Consolidated Group". As so amended, Section 9(a)(ii) shall read as follows:
"(ii) the Executive has materially breached any provision of Section 6, 7 or 10".

                  3. Section 9(a)(iii) of the Employment Agreement shall be amended to delete the words "as a result of", at the beginning of such clause, and the words ", there is material harm to any member of the Consolidated Group", at the end of such clause. As so amended, Section 9(a)(iii) of the


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Employment Agreement shall read as follows: "(iii) the Executive's personal dishonesty, misconduct, breach of fiduciary duty involving personal profit, negligence or failure to perform his duties as set forth in Section 6, violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this Agreement".

                  IN WITNESS WHEREOF, the Company and the Officer have duly executed and delivered this Amendment as of the day and year first above written.



                                RAILAMERICA,INC.
                                -----------------------------------------


                                By: /s/ FERD C. MEYER JR.
                                -----------------------------------------
                                Name:  Ferd. C. Meyer, Jr.
                                Title: Chairman, Compensation Committee
                                       Board of Directors

                                OFFICER

                                /s/ DONALD D. REDFEARN
                                -----------------------------------------
                                Name: Donald D. Redfearn



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